Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
WINTRUST FINANCIAL CORPORATION
(AN ILLINOIS CORPORATION)
AS AMENDED
ARTICLE I
OFFICES
Wintrust Financial Corporation (the “corporation”) shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.
ARTICLE II
SHAREHOLDERS
SECTION 2.1 ANNUAL MEETING. An annual meeting of the shareholders shall be held on the fourth Thursday in May of each year, or such other date as designated by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the directors shall not be elected at the annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held as soon thereafter as practicable.
SECTION 2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the board of directors, the president or by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, for the purpose or purposes stated in the call of the meeting.
SECTION 2.3 PLACE OF MEETING. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the office of the registered agent of the corporation in the State of Illinois.
SECTION 2.4 NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange or assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder’s address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.
SECTION 2.5 NOTIFICATION OF SHAREHOLDER PROPOSED BUSINESS.
(a) At an annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To properly bring business before an annual or special meeting of shareholders, timely written notice of such shareholder’s intent to make such proposal or proposals, including the nomination for election of a director, must be received by the corporation in accordance with the deadlines specified in Section 2.5(b) and (c) below. A shareholder’s notice to the secretary shall set forth as to each item of business the shareholder proposes to bring before such meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting; (ii) the name and record address of the shareholder who proposes such business; (iii) the class and number of shares of stock of the corporation beneficially owned by such shareholder; (iv) whether and the extent to which any derivative instrument, hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made the effect or intent of any of which is to increase or decrease economic interest in the corporation's stock or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder with respect to the corporation's stock (which information shall be updated by such shareholder as of the record date for the meeting, such update to be provided not later than 10 days after the record date for the meeting); (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the item of business proposed to be brought before the meeting; (vi) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) pursuant to which the proposal or proposals are to be made by the shareholder and any material interest of the shareholder in the business being proposed; (vii) in the case of a nomination for election of director, (A) the nominee’s name, age, principal occupation and employment, business and residence addresses and qualifications, (B) a description of all arrangements or understandings between the shareholder and each nominee of the shareholder and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder and (C) the consent of each nominee to be named in any proxy statement and to serve as a director of the corporation if so elected; and (viii) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business or nomination, such shareholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(b) To be timely, written notice of a shareholder’s intent to make a proposal or proposals other than a nomination for election to the board of directors (which notice must satisfy the requirements of Section 2.5(a)) must be given either by personal delivery or by United States mail postage prepaid and received by the secretary of the corporation (i) with respect to an annual meeting of shareholders not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made, or (ii) with respect to a special meeting of shareholders, not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the special meeting was made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of shareholder’s notice as described above. The foregoing notice requirements of this Section 2.5(b) shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act, and such shareholder’s proposal has been included in the notice of meeting given by or at the direction of the board of directors.
(c) To be timely, written notice of a shareholder’s intent to present a nominee for election to the board of directors (which notice must satisfy the requirements of Section 2.5(a)) must be given either by personal delivery or by United States mail postage prepaid and received by the secretary of the corporation (i) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made, or (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the special meeting was made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of shareholder’s notice as described above.
(d) The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with this Section 2.5. Notwithstanding anything in the by-laws to the contrary, no business shall be brought before or conducted at an annual or special meeting by a shareholder except in accordance with the procedures set forth in this Section 2.5; provided, however, that nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any business properly brought before a shareholder meeting.
SECTION 2.6 POSTPONEMENT AND ADJOURNMENT OF MEETINGS. Prior to any annual or special meeting of shareholders being called to order, the board of directors may postpone such previously scheduled annual or special meeting of shareholders at any time whether or not a quorum is present without further notice. The board of directors may adjourn any previously scheduled annual or special meeting of shareholders at any time whether or not a quorum is present without further notice.
SECTION 2.7 FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days, and for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders shall be the date on which the notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.
SECTION 2.8 VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.
SECTION 2.9 QUORUM. The holders of a majority of the votes of shares of the corporation entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the votes of the shares represented at the meeting and entitled to vote shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act of the State of Illinois (the “BCA”), the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.
SECTION 2.10 PROXIES. Each shareholder entitled to vote at a meeting of shareholders or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy executed in writing by such shareholder or his or her duly authorized attorney-in-fact, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
SECTION 2.11 VOTING OF SHARES. Each outstanding common share shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders. Any preferred stock shall have such rights, voting or otherwise, as shall be determined by the board of directors and as set forth in a certificate of designation filed with the Illinois Secretary of State.
SECTION 2.12 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.
Shares standing in the name of a deceased person, a minor ward or a person under legal disability, may be voted by the administrator, executor or court appointed guardian of such person or such person’s estate, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy.
Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority so to do be contained in the appropriate order of the court by which such receiver was appointed.
A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
One or more shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a stated duration, which may be perpetual or for a fixed period or may be determined by the occurrence of a stated condition or conditions, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring the subject shares to such trustee or trustees pursuant to the agreement. If the agreement or any amendment thereto does not contain a stated duration, the trust shall terminate ten years after the agreement first became effective, No voting trust agreement shall be effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.
Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.
SECTION 2.13 ELIMINATION OF CUMULATIVE VOTING RIGHTS. The holders of all shares of stock having a right to vote in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, or for any other reason or purpose whatsoever.
SECTION 2.14 INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.
Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.
Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
SECTION 2.15 ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders must be effected at a duly called annual or special meeting and may not be effected by any consent in writing by such holders.
SECTION 2.16 VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.
ARTICLE III
DIRECTORS
SECTION 3.1 GENERAL POWERS. The business of the corporation shall be managed by its board of directors.
SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be twelve (12). The number of directors may be increased or decreased (provided, however, that such number shall never be less than nine (9)) from time to time by the amendment of this Section 3.2 by the shareholders or by a resolution adopted by the majority of members of the board of directors as provided in this Section 3.2; but no decrease shall have the effect of shortening the term of any incumbent director. Each director will hold office until the next annual meeting of shareholders or until a successor shall have been elected and qualified.
Directors need not be residents of Illinois or shareholders of the corporation.
Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in Section 2.5 of these by-laws.
SECTION 3.3 RESIGNATION AND REMOVAL. Any director may resign at any time by giving written notice to the board of directors, the president or the secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. A resignation need not be accepted in order to be effective. Any director may be removed from office in accordance with the BCA.
SECTION 3.4 REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, either immediately before or after the annual meeting of shareholders, or at such time as may be determined by the board of directors. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.
SECTION 3.5 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board of directors, president or a majority of the then acting directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.
SECTION 3.6 NOTICE. Notice of any special meeting shall be given at least two (2) days previous thereto by written notice to each director at his or her business address. If mailed, notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
SECTION 3.7 QUORUM. A majority of the number of directors then in office, but in no event less than a majority of the minimum number of directors fixed by these by-laws, shall constitute a quorum for the transaction of business at any meeting of the board of directors; provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.
SECTION 3.8 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.
SECTION 3.9 VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the authorized number of directors may be filled at an annual or special meeting of shareholders called for that purpose or, if such vacancy arises between meetings of shareholders, such vacancy may only be filled by a majority vote of the directors then in office, though not less than a quorum. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.
SECTION 3.10 ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.
SECTION 3.11 COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and of committees thereof. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
SECTION 3.12 COMMITTEES. The board of directors, by resolution, may create one or more committees and appoint members of the board of directors to serve on the committee or committees. Each committee shall have two or more members, who shall serve at the pleasure of the board of directors. Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these by-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor. To the extent specified by the board of directors, each committee may exercise all the authority of the board of directors in the management of the corporation as permitted by the BCA. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors.
SECTION 3.13 TELEPHONE CONFERENCE MEETINGS. Members of the board of directors may participate in and act at any meeting of the board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by means of such equipment shall constitute attendance and presence in person at such meeting.
ARTICLE IV
OFFICERS
SECTION 4.1 NUMBER. The officers of the corporation shall be the president, one or more executive vice-presidents, senior vice-presidents and vice-presidents (the number thereof to be determined by the board of directors), a treasurer, a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary; provided, however, that in cases where all of the shares of the corporation are owned of record by one shareholder and these by-laws provide that the number of directors shall be one, the offices of president and secretary may be held by the same person.
SECTION 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the death, resignation, or removal (in the manner hereinafter provided) of such officer. Election of an officer shall not of itself create contract rights.
SECTION 4.3 REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
SECTION 4.4 [RESERVED]
SECTION 4.5 PRESIDENT. The president shall be the chief executive officer of the corporation. Subject to the control of the board of directors, he shall in general supervise the business and affairs of the corporation and he shall see that resolutions and directions of the board of directors are carried into effect except when that responsibility is specifically assigned to some other person by the board of directors. Unless there is a chairman of the board elected by the board from among its members who is present and who has the duty to preside, the president shall preside at all meetings of the shareholders and, if a director, at all meetings of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws or where otherwise required by law, the president may execute for the corporation any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed or the execution of which is in the ordinary course of the corporation’s business, and he may accomplish such execution either under or without the seal of the corporation and either alone or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors or these by-laws. In general, he shall perform all duties incident to the office of president and such other duties as from time to time may be prescribed by the board of directors.
SECTION 4.6 THE VICE-PRESIDENTS. The executive vice-president, senior vice-president, or vice-president (or in the event there be more than one executive vice-president, senior vice-president or vice-president, each of the executive vice-presidents, senior vice-presidents or vice-presidents (collectively the “vice-presidents”)) shall assist the president in the discharge of the president’s duties as the president may direct and shall perform such other duties as from time to time may be assigned by the president or by the board of directors. In the president’s absence, inability or refusal to act, the executive vice-president, senior vice-president or vice-president (or in the event there be more than one executive vice-president, senior vice-president or vice-president, each of the executive vice-presidents, senior vice-presidents or vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure of the executive vice-president, the senior vice-president or vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions on the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-presidents (or each of them if there is more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and may further accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors according to the requirements of the form of the instrument.
SECTION 4.7 THE TREASURER. The treasurer shall have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of all duties in such sum and with such surety or sureties as the board of directors may determine.
SECTION 4.8 THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; and (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors.
SECTION 4.9 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates or shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.
SECTION 4.10 SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.
ARTICLE V
CONTRACTS, LOANS, CHECKS DEPOSITS
SECTION 5.1 CONTRACTS. The board of directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
SECTION 5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.
SECTION 5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.
SECTION 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.
ARTICLE VI

INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS
SECTION 6.1 GENERALLY. The corporation shall have power to indemnify any persons who were or are parties or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that they are or were directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The corporation shall have the power to indemnify any persons who were or are parties or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that they are or were directors, officers, employees or agents of any subsidiary corporation or corporations (individually the “subsidiary” and collectively the “subsidiaries”) against expenses, (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation and/or the respective subsidiary or subsidiaries, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the persons did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, a subsidiary or the subsidiaries, as the case may be, and with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.
SECTION 6.2 DERIVATIVE ACTIONS. The corporation shall have power to indemnify any persons who were or are parties or are threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that they are or were directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such persons are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The corporation shall have the power to indemnify any person or persons who were or are parties or are threatened to be made parties to any threatened, pending or completed action or suit by or in the or right of any of the subsidiaries to procure a judgment in its favor by reason of the fact that such persons are or were directors, officers, employees or agents of any one or more of the subsidiaries, or are or were serving at the request of the corporation as directors, officers, employees or agents of such subsidiary or subsidiaries, against expenses (including attorneys’ fees), actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a matter they reasonably believe to be in or not opposed to the best interests of the subsidiary or subsidiaries, as the case may be, except that no indemnification shall be made with respect to any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of their duty to the subsidiary or subsidiaries, as the case may be, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such persons are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
SECTION 6.3 MANDATORY INDEMNIFICATION. To the extent that a present or former director, officer or employee of the corporation, or any subsidiary or subsidiaries, as the case may be, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.
SECTION 6.4 FIDUCIARY DUTY. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 8.65 of the BCA, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.
SECTION 6.5 AUTHORIZATION. Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (a) by the board of directors by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of directors designated by a majority vote of the directors, even though less than a quorum, (c) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.
SECTION 6.6 EXPENSES. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount, if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in these by-laws.
SECTION 6.7 NONEXCLUSIVE. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this article.
ARTICLE VII
CERTIFICATES FOR SHARES
AND THEIR TRANSFER
SECTION 7.1 CERTIFICATES FOR SHARES. Shares of the corporation’s stock may be certificated or uncertificated. Any certificates representing shares of the corporation shall be signed by the chairman of the board of directors, if any, or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary and may be sealed with the seal, or a facsimile of seal, of the corporation. If any certificate is countersigned by a transfer agent or a registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimile.
If the corporation is authorized and does issue shares of more than one class, every certificate representing shares issued by the corporation shall set forth on the face or back of the certificate a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued. If the corporation is authorized to issue any preferred or special class in series, such shares may be certificated or uncertificated. Any certificate representing such shares issued by the corporation shall set forth on the face or back of the certificate a full summary or statement of all of the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Such statement may be omitted from any certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any shareholder upon request and without charge.
Any certificate representing shares shall also state that the corporation is organized under the laws of the State of Illinois; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that such shares are without par value. Any certificate representing shares shall be consecutively numbered or otherwise identified.

The name and address of each shareholder, the number and class of shares held and the date on which any certificates for shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. No certificate shall be issued for any share until such share is fully paid.
SECTION 7.2 LOST CERTIFICATES. If a certificate representing shares of the corporation is alleged to have been lost, stolen or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued. In connection with the issuance of any such new certificate, the board of directors may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to provide such indemnification, and may impose such other reasonable requirements, as the shall deem necessary or desirable.
SECTION 7.3 TRANSFERS OF SHARES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the corporation.
ARTICLE VIII
FISCAL YEAR
The fiscal year of the corporation shall begin on January 1 and end on December 31 of each year.
ARTICLE IX
DIVIDENDS
The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding and treasury shares in such manner and upon such terms and conditions as provided by law and the articles of incorporation.
ARTICLE X
SEAL
The corporate seal, if any, shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Illinois.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE XI
WAIVER OF NOTICE
Whenever any notice is required to be given under these by-laws or under the provisions of the articles of incorporation or under the provisions of the BCA, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XII
AMENDMENTS

The power to make, alter, amend, or repeal the by-laws of the corporation shall be vested in the shareholders or the board of directors by a resolution adopted by a majority of the board of directors. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.